Property Sale and Purchase Contract

The Seller: The Projects Department, Building11, Hongxiangmingyuan of Heilongjiang Yongtai Company (“Party A”)

The Buyer: Harbin Renhuang Pharmaceuticals, Inc. (“Party B”)

Business License No.:230100400006209

　NOW, after friendly negotiations and in consideration of the Property and the mutual covenants contained herein, the Parties hereby agree as follows:

Article I The Basic Information

The property is located at Building 10 and Building 11, No. 28 Changjiang Road, Nangang District, Harbin with the construction area of 2557.64 square meters.

Article II Purchase Price

The purchase price of Property is RMB 15000 for each squire meters with the total amount of RMB 38,364,600 (the “Purchase Price”).

Article III Payment Method

As of the execution of this Contract, Party B shall pay to Party A, as an advance payment, RMB 26,855,220 (the “Advance Payment”) and the remaining payment will by paid in full before December 20, 2012, RMB11,509,380 (the “Remaining Payment”). The parties can deal with the related matters about the property right by paying the remaining payment.

Article IIV Term

As of the execution of this Contract, Party A shall deliver the property to Party B.

Article V The Breach of Overdue Payment for Party B

As Party B can not follow the Article 3 herein, Party A has the right to terminate the contract with taking back the property and won’t return the total payment of Party B as the indemnity for Party A.

Article VI The Agreement on Property Registration

Article VII Taxes and Fees

Party B shall pay all taxes and fees resulting from or payable in connection with property registration, property right transfer and property using.

Article VIII Miscellaneous

This contract will be effective after being signed and sealed by both parties. This contract is made in four originals that should be held by Party A and Party B as the same legal force.

Party A: (Sealing) The Projects Department, Building11, Hongxiangmingyuan of
Heilongjiang Yongtai Company

Legal Representative/ Authorised Representative:

April 10, 2010

Party B: (Sealing) Harbin Renhuang Pharmaceuticals, Inc.

Legal Representative/ Authorised Representative: Shaoming Li

April 10, 2010